EXHIBIT 21
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              COMMUNITY FINANCIAL SHARES, INC. AND SUBSIDIARIES
                          SIGNIFICANT SUBSIDIARIES
                          ------------------------


    Name                State of Organization   Ownership
    ----                ---------------------   ---------
    Community Bank      Illinois                100% of stock owned by
    Wheaton/Glen Ellyn                          Community Financial
                                                Shares, Inc.